INDEX TO EXHIBITS

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EXHIBIT 99.1	Joint Filing Agreement.	Filed herewith

Exhibit 99.1

Agreement of Reporting Persons

Each of the undersigned hereby agrees that the Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Kratos Defense and Security Solutions, Inc. has been filed on behalf of the undersigned.

Signature:

Date: March 11, 2016

Entities:

Oak Investment Partners IX, Limited Partnership
Oak Associates IX, LLC
Oak IX Affiliates Fund, Limited Partnership
Oak IX Affiliates Fund – A, Limited Partnership
Oak IX Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Investment Partners XIII, Limited Partnership
Oak Associates XIII, LLC
Oak Management Corporation

	By:	/s/ Bandel L. Carano
Bandel L. Carano, as General Partner or Managing Member or as Attorney-in-fact for the above-listed entities

Individuals:

Bandel L. Carano
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont

	By:	/s/ Bandel L. Carano
Bandel L. Carano, Individually and as Attorney-in-fact for the above-listed individuals